Exhibit 8.1
November 13, 2009
Pioneer Southwest Energy Partners L.P.
5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
     RE:    PIONEER SOUTHWEST ENERGY PARTNERS L.P. REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Pioneer Southwest Energy Partners L.P. (the “Partnership”), a Delaware limited partnership, with respect to the offer and sale by the Partnership of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated November 11, 2009 (the “Prospectus Supplement”) and the Prospectus dated November 9, 2009 (the “Prospectus”) forming part of the Registration Statement on Form S-3 No. 333- 162566 (the “Registration Statement”) to which this opinion is an exhibit. In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” in the Prospectus Supplement and “Material Tax Consequences” in the Prospectus (together, the “Discussions”).
     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinions with respect to those conclusions (i) as of the date of the Prospectus Supplement in respect of the discussion set forth therein under the caption “Material Tax Consequences” and (ii) as of the effective date of the Prospectus in respect of the discussion set forth therein under the caption “Material Tax Consequences,” in each case qualified by the limitations contained in the applicable Discussion. In addition, we are of the opinion that the Discussions with respect to those federal income tax matters as to which no legal conclusions are provided are accurate discussions of such matters, provided that we express no opinion with respect to the representations and statements of fact by the Partnership and its general partner included in the Discussions.
     We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P. Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
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